Portfolio Recovery Associates Reports First Quarter 2004 Results

Net Income Rises to $6.0 Million; Per-Share Earnings Total $0.38

NORFOLK, VA -- 04/20/2004 -- Portfolio Recovery Associates, Inc. (NASDAQ: PRAA), a company that purchases, collects and manages portfolios of defaulted consumer receivables, today reported net income of $6.0 million, or $0.38 per fully-diluted share, for the quarter ended March 31, 2004.

The company's first-quarter 2004 earnings represent a 33% increase from net income of $4.5 million, or $0.29 per fully-diluted share, in the first quarter of 2003.

Total revenue rose 38% to $25.3 million in the first quarter, from $18.3 million in the year-ago period. Total revenue consists of cash collections, reduced by an amortization rate of 32.7% applied to the company's owned debt portfolios, plus commissions from its contingent-fee collection business.

"Portfolio Recovery Associates turned in another strong performance to begin 2004, focusing on quality over quantity in debt purchasing and continued productivity gains in our collections. While the $15 million we spent on paper in the first quarter was our highest since the second quarter of 2003, we let many deals go because we did not see adequate quality in terms of collectibility. On the collections front, our record $35.5 million in recoveries was a function of both substantial productivity gains across the organization as well as the seasonal strength we typically see in the first quarter," said Steven D. Fredrickson, Chairman, President and Chief Executive Officer.

Financial and Operating Highlights

--  The company purchased $613.1 million of face-value debt during the first quarter of 2004 for $15.0 million, representing a blended rate of
    2.46%.  This debt was purchased in 27 pools from 11 different sellers.

--  Cash collections rose to $35.5 million in the first quarter of 2004 from $26.4 million in the year-ago period.

--  Productivity as measured by cash collections per hour paid, the company's key measure of collector performance, improved to $117.76 for the first three months of 2004 from $108.27 for all of 2003 and from $114.41 for the first three months of 2003.
"In the first quarter, Portfolio Recovery Associates once again demonstrated the financial discipline that is at the core of our operating philosophy. The company's pool-by-pool approach to debt purchasing and improved collections efficiency allowed us to exit the first quarter with a cash balance of nearly $30 million, up 20% from year-end 2003, while at the same time reporting record earnings and total revenue. This places us in a strong position to take advantage of future market opportunities, while retaining substantial financial flexibility," said Kevin P. Stevenson, Chief Financial Officer.

Conference Call Information

The company will hold a conference call with investors today, April 20, 2004, at 5:30 p.m. EDT to discuss its first quarter results. Investors can access the call live by dialing 800-299-7635 for domestic callers or 617-786-2901 for international callers using the pass code 88391678.

In addition, investors may listen to the call via a taped replay, which will be available for seven days, by dialing 888-286-8010 for domestic callers or 617-801-6888 for international callers using the pass code 54633855. The replay will be available approximately two hours after today's conference call ends. Investors may also listen via webcast, both live and archived, at the company's Web site, www.portfoliorecovery.com.

About Portfolio Recovery Associates, Inc.

Portfolio Recovery Associates is a full-service provider of outsourced receivables management. Portfolio Recovery Associates purchases, collects and manages portfolios of defaulted consumer receivables. Defaulted consumer receivables are the unpaid obligations of individuals to credit originators, including banks, credit unions, consumer and auto finance companies, retail merchants and other service providers. The defaulted consumer receivables Portfolio Recovery Associates collects are generally either purchased from the sellers of finance receivables or are collected on behalf of clients on a commission fee basis.

Statements herein which are not historical, including Portfolio Recovery Associates' or management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include references to Portfolio Recovery Associates' presentations and web casts. The forward-looking statements in this press release are based upon management's beliefs, assumptions and expectations of the Company's future operations and economic performance, taking into account currently available information. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us. Actual events or results may differ from those expressed or implied in any such forward-looking statements as a result of various factors, including the risk factors and other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission, including but not limited to its Registration Statements on Forms S-1 and S-8, its annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and available through the Company's website, which contain a more detailed discussion of the Company's business, including risks and uncertainties that may affect future results. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company's expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

                          Portfolio Recovery Associates, Inc.
                    Unaudited Consolidated Statements of Operations
                        (in thousands, except per share amounts)

                                             Three Months      Three Months
                                                Ended             Ended
                                               March 31,         March 31,
                                                 2004              2003

Revenues:
 Income recognized on finance receivables     $ 23,908           $ 17,618
 Commissions                                     1,357                698
                                              --------           --------

   Total revenue                                25,265             18,316

Operating expenses:
 Compensation and employee services              8,537              6,393
 Outside legal and other fees and services       4,241              2,817
 Communications                                  1,008                634
 Rent and occupancy                                429                245
 Other operating expenses                          691                474
 Depreciation                                      448                300
                                              --------           --------

   Total operating expenses                     15,354             10,863
                                              --------           --------

   Income from operations                        9,911              7,453

Other income and (expense):
 Interest income                                     4                 20
 Interest expense                                  (69)               (76)
                                              --------           --------

   Income before income taxes                    9,846              7,397

   Provision for income taxes                    3,835              2,899
                                              --------           --------

   Net income                                 $  6,011           $  4,498
                                              ========           ========

Net income per common share
 Basic                                        $   0.39           $   0.33
 Diluted                                      $   0.38           $   0.29
Weighted average number of shares
  outstanding
 Basic                                          15,304             13,545
 Diluted                                        15,774             15,590

                          Portfolio Recovery Associates, Inc.
           Unaudited Consolidated Summary Statements of Financial Position
                          (in thousands, except share amounts)

                                               March 31,       December 31,
ASSETS                                            2004               2003

Cash and cash equivalents                     $ 29,691           $ 24,912
Finance receivables, net                        95,628             92,569
Property and equipment, net                      5,878              5,166
Deferred tax asset                                   -              2,009
Income tax receivable                              357                352
Other assets                                     1,476              1,386
                                              --------           --------

   Total assets                               $133,030           $126,394
                                              ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
 Accounts payable and accrued liabilities        4,420              5,038
 Long-term debt & capital lease obligations      3,052              2,208
                                              --------           --------

   Total liabilities                             7,472              7,246

Stockholders' equity:
 Preferred stock, par value $0.01,
  authorized shares, 2,000,000,
  issued and outstanding shares - 0                  -                  -
 Common stock, par value $0.01,
  authorized shares, 30,000,000,
  issued and outstanding shares -
  15,315,106 at March 31, 2004,
  and 15,294,676 at December 31, 2003              153                153
 Additional paid in capital                     96,517             96,118
 Retained earnings                              28,888             22,877
                                              --------           --------

 Total stockholders' equity                    125,558            119,148
                                              --------           --------

   Total liabilities and stockholders' equity $133,030           $126,394
                                              ========           ========

Contact:
Investor Relations
757-519-9300 ext. 13010
info@portfoliorecovery.com